UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 8, 2011

MUSTANG GEOTHERMAL CORP.

(Exact name of registrant as specified in its charter)

UREX ENERGY CORP.

(Former name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50191

(Commission File Number)

98-0201259

(IRS Employer Identification No.)

10580 N. McCarran Blvd., Building 115 – 208, Reno, NV 89503

(Address of principal executive offices and Zip Code)

(775) 747-0667

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report and unless otherwise indicated, the terms "we", "us" and "our" refer to Mustang Geothermal Corp. Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

Item 5.02  Departure of Directors or Certain Officers

On April 8, 2011, the Company announced that Mr. Kevin J. Pikero has been appointed Chief Financial Officer, Principal Accounting Officer and Director.  Mr. Pikero will replace Mr. Gerald Aberle who resigned to pursue other business opportunities.

Kevin J. Pikero is a practicing Certified Public Account (CPA) in Reno, Nevada with 33 years of experience in the financial and accounting business. Mr. Pikero currently operates Kevin J. Pikero & Associates, Inc. Certified Publics Accountants in Reno, Nevada providing accounting, tax, and financial services for a select regional clientele of corporations, partnerships, sole proprietors and individuals. Mr. Pikero’s professional history includes employment with Haims & Company – CPA’s, E.F. Hutton Credit Corp., Barclays Business Credit Inc., Truckee River Bank, Bank of America Community Development Bank, and United American Funding Inc.  Mr. Pikero is a graduate of Bentley University of Waltham, MA with a Bachelor of Science degree in Accounting and the University of Bridgeport, Bridgeport, CT with a Masters of Business Administration degree with focus on finance.

The Company would like to thank Mr. Aberle for the valuable insights and experience he made available to the Company during his tenure as a Board member and he will continue to consult to the Company in relation to drilling management and advanced development projects.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99	Press Release April 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSTANG GEOTHERMAL CORP.

/s/ Richard Bachman

Richard Bachman

President and Director

Date: April 11, 2011

US Symbol: URXE

Mustang Geothermal

April 8, 2011 **For Immediate Release**

MUSTANG GEOTHERMAL ANNOUNCES CHANGES TO OFFICERS AND BOARD OF DIRECTORS

RENO, NEVADA, April 8, 2011 – MUSTANG GEOTHERMAL CORP. (OTCBB: URXE) ("Mustang" or the "Company") is pleased to announce that Mr. Kevin J. Pikero has been appointed CFO, Principal Accounting Officer, and Director replacing Mr. Gerald Aberle who is resigning as Director to pursue other business opportunities.

About Mustang Geothermal Corporation

Mustang Geothermal owns a 100% interest in 6,620 hectares of Federal geothermal leases in five project areas in the state of Nevada and holds 3,600 hectares of geothermal applications in four project areas in Peru. Mustang also owns a 100% interest in the La Jara Mesa Extension uranium property consisting of 137 unpatented mining claims in the Grants Mining District, Cibola County, New Mexico.

This news release was prepared on behalf of the Board of Directors, which accepts full responsibility for its contents.

On behalf of the Board:

"Richard Bachman"

____

Richard Bachman
CEO and Director
MUSTANG GEOTHERMAL CORP.

For further information on the Company, please call our investor relations group at 702-530-5744 or by e-mail at info@mustangeothermal.com, or visit our website www.mustangeothermal.com

10580 N. McCarran Blvd., Building 115-208, Reno, NV USA 89503